UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2013
Biogen Idec Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 Boston Post Road, Weston, Massachusetts 02493
(Address of principal executive offices; Zip Code)

Registrant’s telephone number, including area code: (781) 464-2000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed to amend the Current Report on Form 8-K filed on February 6, 2013 (the "Original Report"), by Biogen Idec Inc. (the "Company"), in order to include the Asset Purchase Agreement, dated as of February 5, 2013, by and among Biogen Idec International Holding Ltd., a wholly-owned subsidiary of the Company, Elan Pharma International Limited and Elan Pharmaceuticals, Inc., as Exhibit 2.1 to the Original Report. Except as set forth herein, this amendment does not amend, modify or update the disclosure contained in the Original Report.

Item 9.01. Financial Statements and Exhibits.

The exhibits listed on the Exhibit Index immediately preceding such exhibits are filed as part of this Current Report on Form 8-K/A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOGEN IDEC INC.

By: /s/ Robert A. Licht
Robert A. Licht
Senior Vice President

Date: February 12, 2013

EXHIBIT INDEX

Exhibit Number	Description
2.1
Asset Purchase Agreement among Biogen Idec International Holding Ltd., Elan Pharma International Limited and Elan Pharmaceuticals, Inc. dated as of February 5, 2013. Confidential treatment has been requested with respect to portions of this exhibit.